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                                                                    EXHIBIT 24.3


ARTHUR ANDERSEN LLP
801 Second Avenue, Suite 800
Seattle, WA 98104
(206) 623-8023


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 11-K of our report dated May 5, 1995, included in Registration Statement File No. 33-34511. It should be noted that we have not audited any financials statements of the Univar Corporation Uni$aver Tax Savings Investment Plan subsequent to December 31, 1994, or performed any audit procedures subsequent to the date of our report.


Arthur Andersen LLP
Seattle, Washington,
May 26, 1995